                                                                    Exhibit 99.1

FOR MORE INFORMATION
         Contact:  James F. Oliviero
         KSW, Inc., (718) 340-1409
         joliviero@ksww.com

                              FOR IMMEDIATE RELEASE

                           KSW, INC. DECLARES DIVIDEND

Long Island City, New York - May 9, 2006 - KSW, Inc. (AMEX: KSW) today announced that its Board of Directors  has  declared a special  cash  dividend of $.06 per share.  The dividend will be payable on June 15, 2006 to  shareholders of record as of May 24, 2006.

About KSW

KSW, Inc., through its wholly-owned  subsidiary,  KSW Mechanical Services, Inc., furnishes and installs heating,  ventilating and air conditioning (HVAC) systems and process piping systems for institutional,  industrial, commercial, high-rise residential and public works projects.  KSW Mechanical Services,  Inc. also acts as Trade  Manager on larger  construction  projects,  such as the Weill  Cornell
Ambulatory Care Building and the Cardiovascular  Center at New York Presbyterian
Hospital.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking  statements" (as such term is defined in the Private
Securities  Litigation  Reform Act of 1995).  These forward  looking  statements generally  can  be  identified  as  statements  that  include  phrases  such  as
"believe",  "expect",  "anticipate",   "intend",  "plan",  "foresee",  "likely",
"should",  "will"  or other  similar  words  or  phrases.  Such  forward-looking statements  concerning  management's  expectations  and  other  similar  matters involve known and unknown risks,  uncertainties and other important factors that could cause the actual  results to differ  materially  from any future  results, performance  or  achievements  discussed  or  implied  by  such  forward-looking statements.  Such risks,  uncertainties,  and other important factors that could cause  actual  results to differ  materially  from  expectation  of the  Company include,  among others,  the outcome of the year-end audit and further  internal review of the Company's  historical financial  statements.  All written and oral forward-looking  statements of or  attributable to the Company or persons acting on behalf of the Company are qualified in their  entirety by such  factors.  The
Company  disclaims  any  obligation  or  undertaking  to provide  any updates or revisions  to  any  forward-looking  statement  to  reflect  any  change  in the
Company's  expectations or any change in events,  conditions or circumstances on which the forward-looking statement is based.

Contact:
KSW, Inc.
James F. Oliviero
718-340-1409